Exhibit 31.1



I, Gerard J. Arpey, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of AMR
   Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



Date:  July 28, 2006               /s/ Gerard J. Arpey
                                   Gerard J. Arpey
                                   Chairman, President and Chief
                                   Executive Officer